SCHEDULE 14C
                                (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                           SCHEDULE 14C INFORMATION
       Information Statement Pursuant to Section 14(c) of the Securities
                             Exchange Act of 1934

[X]  Preliminary information statement           [ ]  Confidential, for  use of
                                                      the Commission only
                                                      (as permitted by
                                                      Rule 14c-5(d)(2))
[ ]  Definitive information statement

                         TIFF INVESTMENT PROGRAM, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)    Per unit  price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

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[ ]     Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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                         TIFF INVESTMENT PROGRAM, INC.

                             TIFF MULTI-ASSET FUND


                    590 Peter Jefferson Parkway, Suite 250
                        Charlottesville, Virginia 22911


                             INFORMATION STATEMENT


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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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This  Information  Statement is being  furnished to all persons  owning  shares
("members") of TIFF Multi- Asset Fund (the "Fund"), a series of the TIFF Investment Program, Inc. ("TIP"), to provide such Members with information regarding Delaware International Advisers Ltd. ("Delaware"). On June 10, 2002, TIP's board of directors unanimously approved a Money Manager Agreement with Delaware (the "Delaware agreement") that, as more fully described herein, contains substantially similar terms and conditions as the Funds' agreements with other money managers. The Delaware agreement has been fully executed on behalf of TIP (for the accounts of the Fund) and Delaware, and it now governs the relationship between the Fund and Delaware.

TIP was not required to obtain the approval of the Fund's members before entering into the Delaware agreement because TIP has obtained an exemptive order (the "order") from the Securities and Exchange Commission exempting TIP from certain provisions of the Investment Company Act of 1940, as amended (the "1940 Act") and the regulations thereunder that would otherwise mandate such approval. (The order permits TIP to enter into new agreements or amend existing agreements with money managers without obtaining member approval, but the exemption does not apply to the advisory agreement with TIP's investment advisor, Foundation Advisers, Inc., or any amendments to such agreement.) This information statement is being provided to all members as required by one of the conditions of the order.

The board of directors of TIP expects to mail this information statement to members on or about September [ ], 2002.

FUND INFORMATION

MEMBER INFORMATION. As of August 5, 2002, the Multi-Asset Fund had outstanding 20,028,415 shares of beneficial interests of common stock representing a total net asset value of $207,294,103 each dollar of beneficial interest being entitled to one vote.

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As of August 5, 2002, the following  members owned of record or beneficially 5%
or more of the shares of common stock of the Fund:

Name and Address                Amount and Nature                Percent
of Beneficial Owner             of Beneficial Ownership          of Fund
-------------------             -----------------------          -------

MJH Foundation                  1,057,335.543                    5.28%
459 Locust Avenue
Charlottesville, VA 22902

The Greater Orleans Foundation  1,349,028.520                    6.74%
1055 St. Charles Avenue, Suite
100
New Orleans, LA 70130

Carnegie Hero Fund Commission   2,386,841.486                    11.92
(NEED ADDRESS)

William Casper Graustein        3,615,841.064                    18.05%
Memorial Fund
2319 Whitney Avenue
Hamden, CT 06518


The Fund will furnish, without charge, a copy of TIP's annual report for the period ended December 31, 2001, and semi-annual report for the period ended June 30, 2002, to any Member upon request. To request a copy, please write to TIP at 590 Peter Jefferson Parkway, Suite 250, Charlottesville, VA 22911 or call TIP at (434) 817-8200.

ADMINISTRATOR AND DISTRIBUTOR. Investors Capital Services, Inc., the address of which is 33 Maiden Lane, 4th floor, New York, NY 10038, serves as the Fund's administrator. Quasar Distributors, LLC, the address of which is 615 East Michigan Street, Milwaukee, WI, 53202, serves as the Fund's distributor.

INVESTMENT ADVISOR AND MONEY MANAGERS. TIP's executive offices are located at 590 Peter Jefferson Parkway, Suite 250, Charlottesville, VA 22911. The Fund's investment advisor is Foundation Advisers, Inc. ("FAI"), a registered investment advisor with an address at 590 Peter Jefferson Parkway, Suite 250, Charlottesville, VA 22911. Pursuant to its investment advisory agreement with TIP (the "advisory agreement"), FAI (a) develops investment programs, selects money managers (the "money managers") who each act as sub-advisers with respect to a portion of each of the Fund's assets, and monitors money manager investment activities and results; (b) provides or oversees the provision of all general management, investment advisory, and portfolio management services to TIP; and (c) provides TIP with office space, equipment, and personnel.

At a meeting  of TIP's  board of  directors  held on June 10,  2002,  the board unanimously approved the Delaware agreement, which contains terms and conditions substantially similar to those of the Fund's agreements with other money managers. The following summary provides information about Delaware, its investment strategy, and the terms and conditions of the Delaware agreement. Please see the section of this information statement entitled "Evaluation and Action by TIP Directors" for information regarding the deliberations of the board of directors concerning approval of the Delaware agreement.

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INVESTMENT MANAGEMENT SERVICES TO BE PROVIDED BY DELAWARE

Pursuant to the Delaware agreement, Delaware will provide professional investment equity management to the Fund and will manage the assets of the Fund TIP allocates to Delaware. TIP's board of directors has provided Delaware with a set of investment management guidelines that Delaware must follow in investing the assets of the Fund.

TERMS AND CONDITIONS OF THE DELAWARE AGREEMENT

The Delaware agreement was unanimously approved by TIP's board of directors on June 10, 2002. Members are not being asked to approve the Delaware agreement. On July 12, 2002 Delaware began investment in each of the Fund.

MONEY MANAGEMENT FEES. As compensation for the services performed and the facilities and personnel provided by Delaware pursuant to the Delaware agreement, the Fund will pay Delaware a fee according to the following schedule:

        Fee = 0.50% per year on the first $50 million of its portfolio; 0.35% per year on the next $50 million;
                0.30% per year on amounts above $100 million, subject to a minimum account size of $25 million or fees equivalent thereto

BASIC TERMS. The Delaware agreement has an initial term of two years and provides that it will thereafter continue in effect from year to year only if such continuation is specifically approved at least annually by (a) either (i) a vote of a majority of the board of directors of TIP or (ii) a vote of a majority of the outstanding voting securities of the Fund and (b) a vote of a majority of the Fund's directors who are not "interested persons" as defined in the 1940 Act (the "independent directors"). The Delaware agreement provides that it may be terminated by the Fund, by TIP's board of directors, or by a vote of a majority of the outstanding voting securities of the Fund, or by Delaware, in each case at any time upon 30 days' written notice to the other party. In addition, the Delaware agreement provides for its automatic termination in the event of assignment.

The Delaware agreement provides that Delaware is required to manage the securities held by the Fund, subject to the supervision and stated direction of FAI, the Fund's investment advisor, and ultimately TIP's board of directors, in accordance with the Fund's investment objective and policies; make investment decisions for the Fund; and place orders to purchase and sell securities on behalf of the Fund.

The Delaware agreement provides that Delaware is not liable to the Fund for any error of judgment but shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by Delaware in providing services under the agreement or from reckless disregard by Delaware of its obligations and duties under the agreement.

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BACKGROUND INFORMATION REGARDING DELAWARE

Delaware is a London-based money management organization that has managed institutional separate accounts and mutual funds for over twelve years. Delaware takes a value-oriented approach to equity investments. Delaware identifies attractive stocks using a single quantitative method (valuing future income streams adjusted for inflation) across all countries, sectors, and industries. In order to assess income streams, the manager employs fundamental company analysis. A computer-based optimization program is then used to allocate assets in the portfolio. The manager may engage in currency hedging as a defensive strategy. Delaware Management Company, a series of Delaware
Management  Business  Trust   (Philadelphia,   PA)  an  affiliate  of  Delaware
International Advisers Ltd., provides sub-advisory services to Delaware International Advisers Ltd. with respect to that portion of the assets invested in securities of issuers located in the United States.

The directors and officers of Delaware and their principal occupations are set forth in the table below. The principal business address of each director and principal executive officer, as it relates to his or her duties at Delaware, is Delaware International Advisors Ltd., 80 Cheapside, 3rd Floor, London, England EC2V 6EE.


NAME                            POSITION
----                            --------
Charles Edgar Haldeman          Chairman and Director
John Charles Campbell           Director
George Edward Deming            Director
Elisabeth Ann Desmond           Regional Research Director, Director, Senior
                                Portfolio Manager
David Keith Downes              Director
John Emberson                   Director, Chief Operating Officer, Secretary
Richard Joseph Flannery         Director
Clive Ashley Gilmore            Deputy Managing Director, Director, Senior
                                Portfolio Manager
John Kirk                       Director and Senior Portfolio Manager
Grahm Roger Heyworth Kitson     Vice Chairman and Director
Nigel Greenville May            Regional Research Director, Director, Senior
                                Portfolio Manager
Christopher Anthony Moth        Director, Chief Investment Officer of Fixed
                                Income, Senior Portfolio Manager
Hamish O. Parker                Director and Senior Portfolio Manager
David George Tilles             Managing Director and Chief Investment Officer


EVALUATION AND ACTION BY TIP DIRECTORS

At a meeting on June 10, 2002, the directors of TIP considered information with respect to whether the Delaware Agreement is in the best interests of the Fund and its Members. The directors received information concerning the fee arrangements and the ability of Delaware to perform its responsibilities with respect to the Fund. The directors also received information regarding Delaware's key personnel and a description of Delaware's investment strategy with respect to the Fund. The directors considered Delaware's long-term track record serving the institutional investment community, its approach to international equities, and its administrative capabilities and experience. The directors also considered the experience that the board and FAI have with Delaware, since Delaware has been managing a portion of the TIFF International Equity Fund's assets since 1994. In evaluating the new money management agreement, the directors considered that the proposed fee schedule was competitive relative to those of alternative investment managers, particularly with respect to the minimum funding level. The directors

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

also considered the terms of the proposed agreement, which were identical, except for the fees, to those contained in the model money manager agreement used by other funds advised by FAI.

Based upon its review, the board of directors concluded that the Delaware agreement is reasonable, fair, and in the best interests of the Multi-Asset Fund and its members, and that the fees provided in such Agreement are fair and reasonable. In the board's view, retaining Delaware to serve as money manager of the Fund, under the terms of the Delaware Agreement, is desirable and in the best interests of the Fund and its members. Accordingly, after consideration of all factors as it deemed relevant, the board of directors, including all of the independent directors, unanimously approved the Delaware agreement.
























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